                                                                 Exhibit 3.1(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 LKQ CORPORATION

                  FIRST: The name of the corporation is LKQ Corporation.

                  SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is ten thousand (10,000) shares of common stock, par value $.01 per share.

                  FIFTH: Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws may provide. Special meetings of the stockholders of the corporation may be called only by the President of the corporation or by a resolution adopted by the affirmative vote of a majority of the board of directors.

                  SIXTH: The number of directors constituting the board of directors shall be that number as shall be fixed by the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                  SEVENTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation. The stockholders shall also have the power to adopt, amend or repeal the bylaws of the corporation.

                  EIGHTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TENTH: The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights and powers conferred herein upon stockholders are granted subject to this reservation.

                  TWELFTH: The name and mailing address of the incorporator is as follows:

                   NAME                              MAILING ADDRESS
                   ----                              ---------------
                   Victor M. Casini                  676 North Michigan Avenue
                                                     Suite 4000
                                                     Chicago, Illinois  60611

                  IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation of LKQ Corporation this 13th day of February, 1998.



                                            /s/  Victor M. Casini
                                            -----------------------------------
                                            Victor M. Casini

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         LKQ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of LKQ Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is fifteen million (15,000,000) shares of common stock, par value $.01 per share.

         RESOLVED, that the Certificate of Incorporation of LKQ Corporation be amended by changing the Fifth Article thereof so that, as amended, said Article shall be and read as follows:

                  Meetings of the stockholders may be held within or outside the State of Delaware, as the bylaws may provide. Special meetings of the stockholders of the corporation may be called only by the Chairman of the Board of the corporation or by a resolution adopted by the affirmative vote of a majority of the board of directors.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LKQ Corporation has caused this certificate to be signed by Victor M. Casini, its Vice President, this 18th day of May, 1998.
                                                         LKQ CORPORATION


                                       By:  /s/  Victor M. Casini
                                            -----------------------------------
                                            Name:  Victor M. Casini
                                            Title:  Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         LKQ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of LKQ Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, par value $.01 per share.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LKQ Corporation has caused this certificate to be signed by Victor M. Casini, its Vice President, this 12th day of June, 1998.

                                                         LKQ CORPORATION


                                       By:  /s/  Victor M. Casini
                                            ------------------------------------
                                            Name:  Victor M. Casini
                                            Title:  Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         LKQ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of LKQ Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is twenty five million (25,000,000) shares of common stock, par value $.01 per share.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LKQ Corporation has caused this certificate to be signed by Victor M. Casini, its Vice President, this 17th day of August, 2000.

                                                         LKQ CORPORATION


                                       By:  /s/  Victor M. Casini
                                            -----------------------------------
                                            Name:  Victor M. Casini
                                            Title:  Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         LKQ Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of LKQ Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  The total number of shares of all classes of capital stock which the corporation shall have authority to issue is one hundred million (100,000,000) shares of common stock, par value $.01 per share.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said LKQ Corporation has caused this certificate to be signed by Victor M. Casini, its Vice President, this 21st day of February, 2001

                                                         LKQ CORPORATION


                                       By:  /s/  Victor M. Casini
                                            -----------------------------------
                                            Name:  Victor M. Casini
                                            Title:  Vice President